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                                                                    EXHIBIT 8.2

                        (WINSTON & STRAWN LETTERHEAD)




                                         September 7, 1994


Newmont Gold Company
1700 Lincoln Street
Denver, Colorado  80203

     Re:  Series 1994-A1 and 1994 A-2 Pass Through
Certificates

Gentlemen:

        We have acted as special Illinois tax counsel for First National Bank of Chicago, a national banking association, ("First National Bank") in its individual capacity and as Trustee (the "Pass Through Trustee"), under Pass Through Trust Agreements each dated as of July 15, 1994 (the "Agreements"), to be entered into between Newmont Gold Company, a Delaware corporation, ("Newmont") and the Pass Through Trustee. Pursuant to the Agreements, the Trustee will issue Pass Through Certificates in one or more series (the "Pass Through Certificates"), to be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), by a Registration Statement on Form S-3 (the "Registration Statement").

        As such counsel, we have solely participated in the preparation of the discussion in the Prospectus constituting part of the Registration Statement entitled "Certain Illinois Taxes" and we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purposes of this opinion.

        The opinions set forth herein are based on and limited to the laws of the State of Illinois.

        Based on the foregoing, we are of the opinion that the discussion in the Prospectus contained in the Registration Statement entitled "Certain Illinois Taxes," insofar as it relates to statements of law or legal conclusions, is correct in all material respects.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, to the use of our name in the second statement of the first paragraph
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under the caption entitled "Certain Illinois Taxes" in the Prospectus contained in the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Securities and Exchange Commission.

                                         Very truly yours,



                                         /s/ Winston & Strawn